Form C

Cover Page

Name of issuer:

Hops and Grain Production, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 5/3/2016

Physical address of issuer:

507 Calles St.
Suite 101
Austin TX 78702

Website of issuer:

http://www.hopsandgrain.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

8/12/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Hops and Grain Production, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Josh Hare	President	Hops and Grain	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Josh Hare	President	2016
Josh Hare	Treasurer	2016
Josh Hare	Secretary	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Hops and Grain LLC	Units	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Product spoilage requirement destroying the product. (insurance policy would cover raw material cost but time would be lost)

Need to expand to further markets due to lack of market traction which would bring about additional shipping costs and potential lack of traction in new markets

Lack of market traction

Fire or other weather extreme that could destroy the property and equipment (again, insurance would cover costs but lost time could result in product never gaining traction)

Inability to retain management staff, cost of hiring and training new employees

Construction cost beyond expectation/budget requiring additional fundraising or debt

Terminated employees stealing trade secrets (all staff is required to sign non-disclosure and non-compete but cost of attorney fees could be substantial)

Unexpected permitting time. If permits are held up then additional costs could be incurred

Death or terminal illness of manager

Construction theft (i.e. copper or other building materials)

Customer complaint or possibly lawsuit due to accidental injury

Customers leaving intoxicated and getting pulled over, potentially causing additional oversight by regulatory agencies.

The CEO currently has a full-time job and is not able to devote 100% of his time to running the business which could result in multiple issues.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: With the minimum target, we have budgeted $40,000 for construction and finish out of the space, and $10,000 for marketing expenses during the first 2 years.

If we raise: **$100,000**

Use of Proceeds: With 100,000, we would add additional fermentation capacity and a few other pieces of equipment.

If we raise: **$250,000**

Use of Proceeds: Finish the entire build out of the Brew House to accommodate the new equipment.

If we raise: **$500,000**

Use of Proceeds: Purchase fermentation tanks and all other equiptment required for fermenting and packaging the beer.

If we raise: **$750,000**

Use of Proceeds: build out our lab for testing and quality assurance/control of beer, and purchase of a centrifuge to enhance shelf life and stability of the beer.

If we raise: **$1,000,000**

Use of Proceeds: Final interior design of the tasting room. Cold storage for the tap room kegs, patio construction etc.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 10% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make payments to the investor annually, starting one year after [the closing date of the offering]. The company will continue payments until investors have received 2x their principle investment (the repayment amount) . The first 50k of notes issued in this offering will be entitled to 3x of their principle amount. The company may prepay principal plus the repayment amount at anytime.

The notes are secured by the company's personal property, including all accounts, inventory, equipment, general intangibles, financial assets, investment property, securities, deposit accounts, and the proceeds thereof.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the notes cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Units	500,000	0	Yes	No
Common Stock				No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus the anticipated Repayment Amount.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

N/A

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- ☑ Yes
- ☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

We organized on 05/03.2016. Hops & Grain Production LLC is the second location of an existing brewery and tasting room called Hops & Grain Brewing and will benefit from the distribution and retail relationship of that business. The Parent, Hops and Grain L.L.C., is a craft microbrewery located 507 Calles Street, Austin, Texas, 78702. The Parent's web site is http://www.hopsandgrain.com/ . The Parent was formed as a Texas limited liability company on March 17, 2009. The Parent has reached its maximum production capacity, as allowed by Texas law. At this point, to meet demand, the Parent must utilize outsourced brewery producers to supplement what it can produce in its facility. Rather than continue to use unrelated outsourced breweries, the Parent has decided to form the Subsidiary to be a dedicated outsourced brewer to produce the Parent's brands and meet the Parent's production needs. The balance sheets, income statement, statement of equity and statement of cash flows of the Parent are shown in the financials. We make money by selling beer and other items on premise and brewing and packaging our products for wholesale distribution.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.hopsandgrain.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Revenue Loan Agreement
- 3X Revenue Loan Agreement

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Josh Hare

by Wefunder Portal LLC

INVEST IN HOPS AND GRAIN

Gold Medal winning craft brewery in Austin, Texas


A PALE LAGER
GREEN
HOUSE
INDIA PALE ALE

CLOSING IN 8 DAYS
Invest until 11pm EDT on Aug 12

406
investors

$766,220
raised of $50K-$1M goal

Revenue Share

10% of revenues | 2X investment amount

Hops and Grain will pay investors 10% of gross revenues until 100% of your principal is returned plus 100% on top. The promissory note is secured by the assets of Hops and Grain Production, LLC.

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE UPDATES (1) ASK QUESTION

"Hops & Grain is a local Texas brewery. We brew and package all of our beers on-site and sell them throughout Austin and the surrounding areas. After 5 years of expansion in our current facility, we have finally reached max capacity and are now looking to double our capacity with a new brewery. The investment will be in a new LLC to develop the new tap room and brewery in San Marcos, TX.



Josh Hare
CEO, HOPS AND GRAIN

KEY FACTS

- 2015 Revenue of first tap house: $1,916,091.
- Investment: New tap room / brewery right next to Texas State Univ. (30,000 students).
- Capacity of new facility: 20,000 barrels.
- Powered 100% by wind energy.

OUR AMBITION

Since Day 1 our goal has been to craft high quality beers that tell a compelling story and go beyond our customers' expectations. We operate a full time on-site laboratory and craft some of the most exciting and innovative beers in Texas in pursuit of this goal - efforts we plan to double in San Marcos. And our customers love us: we've had 100% year over year growth in our first location since 2011.

hopsandgrain.com

BREWERY ALCOHOL COMMUNITY ENVIRONMENTAL BEER REGIONAL

INVESTOR PERKS

EARLY BIRD BONUS: 3X REVENUE SHARING
Investors who fund the first $50,000 of this fundraise will receive 100% of their principal and an additional 200% on top.

$1,000+ First beer on us for any investor who visits Hops and Grain. We plan to keep specific glassware (fancy!) on hand that only investors get to drink from.

$5,000+ We also plan to host 1 event per year for investors only where we'll recap the year and of course, serve plenty of beer.

$10,000+ Private tour by the founder Josh with you and your ten friends and unlimited beer!

WHY I LIKE HOPS AND GRAIN

I love Hops & Grain for so many reasons. It first starts with the beer which is delicious; the kind of delicious that brings a smile to your face. The Hops & Grain team continues to create new beers that amaze. Yet, as good as their products are; they are not the reason that Hops & Grain is a remarkable company.

As an investor, I have had first-hand exposure to how and why the Hops & Grain brand has been successful. It starts with Josh Hare, the CEO and founder who is committed to creating a culture that allows his employees to flourish. Josh embodies his company's commitment to continually evolving. Early on, he discovered the importance of motivated employees and the power of an empowered workforce. He figured out that the more he could create an environment where his employees could make decisions; the more committed, engaged and passionate they became.

Hops & Grain is a special company for so many reasons. I love it for both what is inside the can and what that can represents.



Steve Wanta

INVESTOR IN HOPS & GRAIN (AUSTIN) AND CO-FOUNDER / CEO AT JUST

THE BUZZ ABOUT HOPS AND GRAIN

Josh Hare isn't your average beer brewer. The former triathlete has been brewing since he was 17, and the East Austin brewery that he runs with his wife, Meg, has already earned a strong reputation for great beer and a commitment to the environment.

ZAGAT

Fingers crossed that, by the end of the year, we will all have the opportunity to pull up a stool and sample the sweet ambrosia Hare has been perfecting for the past decade of his life.

Culture Map Austin

The best beer in Austin? Experts boldly declare the city's top brew

May 15, 2016

Declaring which of Austin's many craft beers is the best is a bold move, but Livability.com has taken on the task with 99 Beers in 99 Cities. The report determines our standing as a beer city - and proclaims the best craft brew in town. U.S.

Hops and Grains: Unexpectedly inspired brews (and biscuits)

April 29, 2016

If it's true that good things come to those who wait, we can hope that this holds true for the owner, founder, and head brewer of Hops and Grain, Josh Hare.

Hops & Grains: Austin Brewery Brings Beers to Stores in SA | SavorSA

April 28, 2016

Austin-based brewery Hops & Grain announces it is now bringing its sustainably brewed beers to stores in San Antonio and neighboring communities. New distribution locations include two Spec's locations in San Antonio and Broadway

Porter Culture Porter | Hops and Grain Brewery

April 28, 2016

Porter Culture Porter is a Baltic Porter style beer brewed by Hops and Grain Brewery in Austin, TX. 85 out of 100 with 14 reviews, ratings and opinions.

Behind the Hop Harvest: Josh Hare Founder Hops and Grain

October 1, 2015

Since opening in 2011, Hops and Grain has become an award winning staple in the Austin beer scene. With the release of their coveted Greenhouse IPA series in cans in 2014, they have become a series hop forward contender in the Austin beer market.

Hops & Grain's Josh Hare on 'Nailing Your Core Styles'

October 17, 2013

East Austin craft brewery Hops & Grain recently celebrated its two year anniversary, and Eater spoke with owner Josh Hare about what's next in the beer world and in the Austin beer scene.

Day in the Life: Hops and Grain's Josh Hare

August 29, 2013

Josh Hare isn't your average beer brewer. The former triathlete has been brewing since he was 17, and the East Austin brewery that he runs with his wife, Meg, has already earned a strong reputation for great beer and a commitment to the

Hops and Grains Set to Brew; A Flying Carpet Moves

September 30, 2011

BREWING - Hops and Grain announced today that they are finally able to start brewing a year after opening their warehouse. Expect very, very good things to come! [@hopsandgrain] CENTRAL - Texas Sake Company will be celebrating their grand

BREWING THE BEST BEER IN CENTRAL TEXAS

People love our beer, but they also love our story. And that story is about community so we're expanding our community with a new tap room in San Marcos, TX.
Rather than saying, "These are our beers, enjoy it or not." We open our doors, invite people in, and hear what they want. There are aspects of
our beer that scream Austin: because it was crafted by and for the people of Austin.




PALE DOG
A PALE ALE
AMERICAN
GREEN HOUSE
INDIA PALE ALE
ZOE
A PALE LAGER
AFFABLE
Porter Culture
DECOROUS
ALT ERATION


hops & grain
craft beer sustainability
TAPROOM


ZOE
GREEN HOUSE



THE BEGINNING: BEERS AND BIKES

I started brewing beer since before I was legally able to enjoy it—in my college dorm room. Since graduation, I've been a professional triathlete, helped found Rogue Running, and taught 7th grade science. But I never stopped thinking about beer. In 2011, I finally scratched that itch and opened Hops & Grain.







SAY HELLO TO OUR BEERS

I write all of our recipes myself, but it really starts from my conversations with our customers—they tell me what flavors they've been craving or the crazy ideas they have. Our product lineup is a reflection of our biggest fans.



78702

78702 is brewed in the style of a traditional Kolsch. This German style brew is blonde in color, bright and clear with a lasting white foam head. It has a refreshing medium hop bitterness upfront and clean and crisp finish.


ALT
ERATION

ALT-eration

Our 2012 World Beer Cup Gold Medal winning Altbier is brewed with old world techniques, quality German malts and noble hop varieties. It undergoes a multiple temperature mashing program to make a classic upfront maltiness with a clean, crisp finish.


GREEN
HOUSE

Greenhouse IPA

The Greenhouse is a breeding ground. Each month we'll release around 300 cases per batch and each month we'll change the hop varieties that we use for dry-hopping in order to give you a different aroma and flavor experience with every new batch.


Porter
Culture

Porter Culture

Our Baltic Porter starts with a base of Pilsner and Munich malts and we layer in chocolate wheat and de-bittered black malt to provide flavors of coffee, dark chocolate, raisins, and just a hint of roast. A neutral yeast profile lets the malts take center stage.


MOSAIC

A Pale Mosaic

American style IPA showcasing a fairly new hop variety called Mosaic. The beer begins with a base of German Pale Ale and we dry-hop with Mosaic, Simcoe, and Nugget to deliver a clean and complex finish with notes of pine resin, grapefruit pith, and blueberries.


PALE DOG
AMERICAN

Pale Dog

Pale Dog is full of malt character with a dry, crisp, and hoppy finish. We start with a base of the highest quality 2 Row malted barley and blend with a small amount of Vienna and Caramel malts to add distinct character and a mouthful of hoppiness.


ZOE
AFFABLE

The One They Call Zoe

It's similar to old world German lagers but dry-hopped to add an extra layer of complexity. Zoe is based on pale and vienna malts, with a beautiful white layer of foam resting on top, delivering floral and citrus dry-hop aromatics with every sip.

OUR FIRST LOCATION: AUSTIN, TX

We didn't anticipate the overwhelming response when we started selling our beer. We, almost overnight, were completely sold out. Having lived and fallen in love with Austin, I knew it was the perfect location for us. Our customers proved that gut feeling right.


hops & grain
brewing







GROWTH IN AUSTIN (SEPARATE ENTITY, SAME BRAND)

Over the past two years we've increased revenue from under $60k per month to over $200,000 per month. We've also perfected our production processes, widened margins from 33% to 78%, and fostered a community of fun-loving, quality beer fans. We plan to replicate this model with our new entity in San Marcos.

REVENUE GRAPH FOR LOCATION 1. SAN MARCOS LOCATION HASN'T OPENED YET.



$700K
$600K
$500K
$400K
$300K
$200K
$0
$100
$90
$80
$70
$60
$50
$0
Revenue Q1 2016: $657,265
Cost per Barrel Q1 2016: $75.38
Revenue Growth / Quarter: 19%
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Quarterly Revenue
Cost per Barrel (330 Cans)

INVEST IN OUR NEW LOCATION
(NEW ENTITY, SAME H+G BRAND)

Our Austin brewery is established. We've spent five years crafting high quality local beer at a great price. Now we're ready to expand with an all new tap room in San Marcos, TX, steps from Texas State University and 30,000 beer thirsty students.



Texas State University
hops & grain brewing
San Marcos
Spring Lake
Bobcat Stadium
Strahan Coliseum
Sewell Park
City Park
Purgatory Creek Bicentennial Park
Rio Vista Park
Texas State University Golf Course
Travis Elementary School
The Retreat
H-E-B
E Hopkins St
University Dr
Aquarena Springs Dr
S LBJ Dr
HOLLAND HILLS
PARK PLACE
RIDGEWAY - HILLCREST
FOREST HILLS
SIERRA CIRCLE
COERS
WESTOVER
MILLVIEW WEST

JOIN US FOR A DRINK

May 17th, 2016

It's an exciting time to be a small business owner and an even more exciting time to be a small business owner in the craft beer industry! We thrive as a brewery because our customers love to hear our story. That story revolves around our community and without that strong support base we wouldn't be where we are today. With that commitment to community, we're incredibly excited to be able to raise funds for the next phase of our growth through this crowdfunding platform. Enabling anyone interested to invest in our company, not just the wealthiest investors, is incredibly gratifying and truly encapsulates our company culture. We are committed to brewing the highest quality beer that we can and serving it fresh for our customers to enjoy. Quality beer is what has enabled our industry to experience rapid growth and we're confident that our commitment to quality will enable us to sustain our growth into the future. I'm very excited for the opportunity to involve you in our business and look forward to growing our community together. Cheers!



Josh Hare
Founder & Managing Member
Hops & Grain Brewing

FOUNDER



Josh Hare

CEO

Creator of an award winning staple in the Austin beer scene. Built sustainable practices into all aspects of business (canning beer not bottling it, donating 1% of profits to environmental causes).

AND THE REST OF THE TEAM



Sheila Garcia

Marketing Manager

Native Texan and Spurs fan. Over 10 years of experience in media and marketing working at a food bank, a radio station, and Whole Foods. Passionate about small business growth.



Libby Spencer

Tap Room Manager

Previously worked at an award winning bakery, a Scottish pub, and a taco bar. Knows the ins and outs of bar management.



William Bearden

Sales Manager

Managed a wine bar with over 48 taps of beer and 1000 bottles of wine. Voted as "Tap Room Host You want to Run Into" by Austin Beer guide. Certified Specialist of Wine (CSW).



Bob Langner

Operations Manager

South Dakota Native who worked in farming and beer. Started at H&G as a keg cleaner. Now runs the Lab Analysis program for H&G. Avid cyclist and Blackhawks fan.



Bob Galligan

Coffee | Tea | Education Manager

Jack of all trades at Hops and Grain. Has created his own beer and recognized as an industry changer by Zagat. Loves everything Minnesotan, Irish, and the outdoors.

RAISED $766,220 FROM 319 INVESTORS



Tyler Sakosits

Searching for compelling investment opportunities that I fervently believe will be disruptive forces in shaping our future while furthering/strengthening my own financial outlook.



Towhid Zaman

Towhid Zaman, CEO of Yellow Bear Media LLC, is an young entrepreneur and online marketing expert.



Sumant Chhunchha

Software Developer exploring investment options for long term



Brent Reynolds

Full time online, full time dad



John Bonavita

51 Years Old, employed as a Maintenance Mechanic at a Natural Gas Supplier, Family Man, Die Hard Patriots Fan



Charles Bauer

Operations & financial management in the healthcare industry. Former investment banker and private equity professional. Looking to help fund unique, high-growth investment opportunities.

MORE INVESTORS

DETAILS

What are you building?

– COLLAPSE ALL

After 5 years of rapid growth in our local market, we are setting out to build a second production facility and tasting room in San Marcos, TX with the goal of tripling our current production capacity and reaching a vibrant, fast growing market of young professionals.

We plan to carry our attention to detail, adherence to quality standards and devotion to consistency to this new facility. We'll be building a state of the art brewery and a large tasting room and event space for private events as well as weekly hours for sampling and tours. Our expansion to San Marcos will enable us to reach more people, introduce new products and bring our capacity from 13,000 barrels to 33,000.

How did you get started?

My background in beer began in college as a young biology student. I attended small university that didn't allow alcohol consumption during your tenure so my buddies and I found that you could purchase all the ingredients to make beer without being legal drinking age. It began as more of an experiment and ultimately turned into a pretty elaborate homebrew operation.

Years later, I was just as in love with homebrewing as when I started. So I began pitching this idea of building a brewery that not only makes great beer, but markets it to this huge community of people that love to get outside, love to eat good food, and love to support local.

Why open up in East Austin?

For the 11 years that I've lived in Austin I've always resided in East Austin. It's a rapidly developing area that has seen a lot of changes in the 11 years that I've been here. Historically the neighborhood has been rooted in 3rd, 4th, 5th generation families that really, really love their neighborhood. They like the idea of not having to drive all the way across town to go to a grocery store. You kind of have everything, it's a self sustaining community—but it lacked a brewery. Having lived there and fallen in love with the neighborhood, it seemed like a perfect fit for a brewery.

What do you think a local brewery adds to the community?

What I fell in love with was this romantic vision of a brewery in the middle of a neighborhood with huge vent stacks on the roof and steam coming out the top of it. The neighborhood brewery. As major cities like Austin and Denver continue to grow in numbers and space it's becoming more and more important to provide access to what makes our cities great without having to drive an hour to get to them.

Austin receives an incredible amount of tourism because of our reputation as such a locally committed city. Visitors say they love the local feel of Austin. The local feel that they recognize and enjoy in Austin is being in the middle of a neighborhood and popping into a restaurant or a bar or a brewery. So when it came to opening a brewery, there were no other options for me.

What makes your brand unique?

The beer that we produce is one component but the story that we tell is what brings people back time and again. For us, our story is about our focus on the community.

We make beers that we believe are culturally relevant. Rather than going in and saying, "These are the beers that we like to drink, enjoy it or not." We like to open our doors, invite people in, and hear what the community wants. There are elements of it that scream Austin.

Our product is build on quality. Early on we made a huge investment in an onsite lab. You can get people to drink your beer once, but if you want them to drink it twice it needs to be consistent, and it needs to be high quality and it needs to taste great. Our lab is where we ensure that quality. At a brewery of our scale it's unheard of to have the type of equipment that we have in our lab but I believe there's no way you can scale a brand if you can't make it over and over and over identical to the way that you did before, and continue to grow the quality.

Tell us about the beer lab.

The first one is our QA/QC lab where we test shelf stability, storage stability and multiple other data points that ensure we are producing a consistent and high quality product. We test every parameter that we can throughout our entire process.

The second lab is our pilot brewery. Inside of our facility is this small scaled down replica of our main brew house that produces 100 gallons per batch. That's the place where we churn out all kinds of experimental beers, test out new ingredients and train new staff. We only serve those products on-site and we really involve every customer that comes into our tasting room in that process.

How do you choose your beers and flavors?

I currently serve the role of brewmaster. I write all of our recipes and I oversee quality management. The recipes all really start from my conversations with people. Our product lineup is a reflection of our community.

Once we dial in the concept for a new beer, that's when I sit down and really start to dig into specific recipe formulation from water profiles all the way down to the specific malt and hop varieties. From there every beer starts on that small pilot system. We brew multiple batches on that system testing out different things, testing out feedback from our customers, before we ever decide to scale that up and actually put it into a package.

During that trial and error process is when we start to involve our graphic designer. We involve him in the entire evolution of the brand, and the story of the brand, so that when he starts to put together those visual elements from can design, to tap handle, to inclusion into our website, it's all consistent.

How had the business been doing up to now?

We did not anticipate the overwhelming response that we go when we started selling out beer. Our projections showed us selling the volume that we currently sell in our 10th year. We, almost overnight, were completely sold out.

We basically doubled our production year over year for 4 straight years. Our current facility is just about maxed out on available space and capacity so we've started installing systems that enable us to yield a little bit more beer out of each tank.

We are in year 5 and we still have not been able to expand outside of Austin. We're not even able to supply the demand in Austin. It's been an incredible experience but it's also been a stressful experience just trying to balance it out. We've had to say no a lot over the past year with new accounts because I believe it's critically important that we maintain inventory at all of our current accounts. It's been frustratingly gratifying.

What percent of your revenue is from the tap house v. distributors?

^

95% of what we produce in gallons goes out to our wholesalers. Among that we're pretty evenly split 50/50 between 6 packs of 12 oz cans and kegs for draft sales. We've got a really great presence in HEB, Whole Foods, Central Market, Trader Joe's, Total Wine, Spec, all of the major chain stores here in Austin as well as almost 300 independent liquor stores and corner shops that love to showcase craft beer. We have a really great reach in the off-premise channels. Wit the on-premise side there are literally hundreds of restaurants and bars that are really committed to craft beer here in Austin and we service all of those as well.

The other 5% of volume is what we pour in our tasting room. When you look at revenue though, 25% of our annual revenue comes from our tasting room.

What kind of margins do you get on beer sold on site v. distribution? ^

Our margins on the beer that goes out into the wholesale market is between 4-8%. Kegs are a little bit higher margin because of the lower packaging cost but all around the margins are very tight when you work with a wholesaler. We have to focus on volume to maintain profitability whereas when we make it in house and serve it in house our only overhead is our labor. Our margins are in the 60-65% when we sell it on-site.

Because of our current model of selling a souvenir glass we have the cost of the glass that eats into our margins. After all is said and done our cost of goods for that $10 souvenir glass is nearly $2. Selling it by the glass and not having to sell the actual glass itself, but just the liquid, that should improve our profit margin another 10-12%.

Is selling beer on site or retail distribution more important to the business? ^

We get customers that are buying our beer out in the market, and then they look up our website and see we have a tasting room and then they come to visit. We also have people that find our tasting room first, come in and then realize that we also package our beer and the next time they're at the grocery story they pick up a six pack. They really feed each other I think almost equally.

Why are you expanding and how did you choose the new location? ^

The plan for this new expansion is to enable our current facility to keep operating at full capacity. The new facility in San Marcos will also have an on-site tasting room and production space similar to our Austin facility. San Marcos as a city is much easier from a city code perspective than Austin which also heavily factored into the decision making.

San Marcos is growing incredibly fast. There are almost 35,000 students there and a large population of young professionals. Because the cost of living is much cheaper than Austin, many people live there and commute into the city. We've been wanting to expand down into the San Antonio market, Houston, El Paso and then eventually Dallas/Ft. Worth. This second facility will enable us to service all of those new markets.

The corridor between San Antonio and Austin is connecting more closely every year. San Marcos is perfectly positioned between the 2 cities and there is a lot of commuter traffic up and down that corridor.

How do you think about competition? ^

Competition is definitely ramping up in our industry, especially when you look at retail shelf space. There's a lot of brands out there, a lot of choices, which is ultimately why people come to craft beer to begin with, because of those choices. We want to make beer that's high quality, but it's the beer that you have in your fridge all the time.

That's a big differentiator for us, our focus has not just been around making the whales, as our industry calls them. We make very consistent, very high quality, very reliable beer. From a competition standpoint we own that shelf space.

How fast have you been growing?

Last year we cleared just over $2 million in revenue and we should do $3.2 million this year. Because of our continued growth in our tasting room sales we've been able to continue that 75/25 revenue split each year.

With our new efficiencies in raw materials purchasing as well as new production efficiencies, we're able to get a little bit higher margin from our wholesale revenue. This year is where we'll see our revenue will grow over 100% but our production volume will be around 80% growth. Something that we'll take into this new facility is building those efficiencies in from the beginning so we can realize the raw material economies of scale ordering for both facilities.

Have you chosen the site for the new brewery yet?

We've been looking at a lot of properties in San Marcos and have a number of great potential sites. We've already met with the local city and building offices there and have a good idea for the construction timeframe. I already know exactly how long the brewing equipment takes to fabricate and make. Wrapping up the fundraising piece is the next step for us.

What are the risks and challenges?

The biggest thing that we've found, as far as the challenges, is finding and retaining good people. We've got an incredible management team in place in Austin that will be able to really help communicate the culture to the employees underneath them at both facilities. That's the most important thing in retaining staff. Knowing that we don't have to start from scratch on a management team at the new facility will really help mitigate some of the risk.

Construction permitting is never as easy as you would like for it to be, so that's a challenge as well. Building in a new city will be a learning experience, but knowing, and having a great general contractor that has done work in San Marcos definitely takes some of the load off. I would say some of the biggest challenges are going to be the staffing element, and then just getting through the initial construction permitting.

What are the backgrounds of your teammates?

Our operations manager's background has been in farming and operations management. Being in an industry like beer where we produce an agricultural product he's been a huge asset in really streamlining inventory management, staffing, and the day to day production and operations. Then we have our packaging manager who came to us from the petroleum industry working in demolition and excavation and is very operations focused. He manages everything from the beer going into kegs and cans all the way downstream to wholesalers picking up from us and managing their inventory.

Our marketing manager came to us from Whole Foods. She was the marketing lead here in Austin. She's got an incredible amount of experience both in digital marketing, and then also event marketing. She manages all of our digital channels, social media, monthly newsletter, Yelp, our Google Plus pages, all of those elements that ultimately tell our story. She also manages all of our on-site events. Our tap room manager came to us from from Boston where she had 10 years in bar management experience.

Our sales manager spends most of his time out in the field managing both the sales team with our distributors, as well as doing higher level account management with our retailers. Our tap room manager has a great staff underneath her that tells the story directly to our customers.

On the production side, having 2 people that are really focused around efficiency, and have a lot of experience in that has been huge. Because we're dealing with farmers and growers all over the country, and brokers in the middle, and we're at the mercy of mother nature, having people that have worked in industries that understand that and understand how to compensate for it has been huge.

What are your guiding principles?

Commitment to our industry, our community, and our environment. Any time we decide to do anything, be it hiring a new employee, changing raw materials suppliers, writing a new recipe, buying glassware for the tasting room, we always ask ourselves if we are going to add, or bring more, sustainability to all three of those areas with that decision.

If we can say yes, then we move forward with that exploration and that's a huge piece of what we stand for. We use 100% wind energy, we make dog treats out of our spent brewing grains and we divert all of our solid waste away from our waste water stream. We work with a local company that uses it for compost starter. We are a recognized platinum green business leader by the city of Austin for our sustainability initiatives.

RISKS SPECIFIC TO HOPS AND GRAIN

1. Product spoilage requirement destroying the product. (insurance policy would cover raw material cost but time would be lost)

2. Need to expand to further markets due to lack of market traction which would bring about additional shipping costs and potential lack of traction in new markets

3. Lack of market traction

4. Fire or other weather extreme that could destroy the property and equipment (again, insurance would cover costs but lost time could result in product never gaining traction)

5. Inability to retain management staff, cost of hiring and training new employees

6. Construction cost beyond expectation/budget requiring additional fundraising or debt

7. Terminated employees stealing trade secrets (all staff is required to sign non-disclosure and non-compete but cost of attorney fees could be substantial)

8. Unexpected permitting time. If permits are held up then additional costs could be incurred

9. Death or terminal illness of manager

10. Construction theft (i.e. copper or other building materials)

11. Customer complaint or possibly lawsuit due to accidental injury

12. Customers leaving intoxicated and getting pulled over, potentially causing additional oversight by regulatory agencies.

13. The CEO currently has a full-time job and is not able to devote 100% of his time to running the business which could result in multiple issues.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Hops and Grain is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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Josh Hare

Owner, Hops and Grain LLC

Austin, Texas Area | Food & Beverages

Current Hops and Grain LLC
Previous Rogue Equipment
Education Abilene Christian University

https://www.linkedin.com/in/josh-hare-59590021

Contact Info

Background

Experience

Owner
Hops and Grain LLC
2009 – Present (7 years)

Manager
Rogue Equipment
2007 – 2009 (2 years)

Education

Abilene Christian University

Skills

Top 5

- Strategic Planning
- Customer Service
- Social Media
- Marketing Strategy
- Marketing

Josh also knows about...

- Sales
- Team Building
- Social Media Marketing
- New Business Development
- Event Management